[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 08/31/02 Determination Date: 09/11/02 Distribution Date: 09/16/02 4

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1 Factors per Thousand	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
					0.00000000	0.00000000		0.00000000	0.00000000
A-2 Factors per Thousand	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
					0.00000000	0.00000000		0.00000000	0.00000000
A-3 Factors per Thousand	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
					0.00000000	0.00000000		0.00000000	0.00000000
A-4 Factors per Thousand	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
					0.00000000	0.00000000		0.00000000	0.00000000
A-5 Factors per Thousand	60935FAT7	7.17000%	17,989,000.00	17,212,552.71	102,845.00	2,456,369.17	0.00	2,559,214.17	14,756,183.54
					5.71710490	136.54840013		142.26550503	820.28926233
B Factors per Thousand	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
					3.90257185	0.00000000		3.90257185	557.51030222
M-1 Factors per Thousand	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
					3.37758311	0.00000000		3.37758311	557.51030178
M-2 Factors per Thousand	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
					3.48211632	0.00000000		3.48211632	557.51030211
Pool I Totals			200,000,000.00	47,875,619.32	297,685.55	2,456,369.17	0.00	2,754,054.72	45,419,250.15
					1.48842775	12.28184585		13.77027360	227.09625075
GP Factors per Thousand	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			200,000,000.00	47,875,619.32	297,685.55	2,456,369.17	0.00	2,754,054.72	45,419,250.15

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 08/31/02 Determination Date: 09/11/02 Distribution Date: 09/16/02 4

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	102,845.00	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 08/31/02 Determination Date: 09/11/02 Distribution Date: 09/16/02 4

Schedule of Remittance

Aggregate Amount Received	2,844,044.41
Monthly Advance (incl. Comp Int.)	0.00
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	(19,410.12)
(Servicer Fee)	(11,559.91)
(Contingency Fee)	(11,559.90)
(Late Charges)	(26,022.06)
(Escrow)	(18,093.79)

(86,645.78)
Available Remittance Amount	2,757,398.62

EXHIBIT O

Outstanding Balance	51,436,444.45
# Accounts	2,594

Fees

Contingency Fee	11,559.90
Expense Account	1,595.85
FHA Premium Amount	1,748.04
Servicer Fee	11,559.91

Prior Three Months Weighted Average Mortgage Interest Rates

5/02	6/02	7/02

13.761%	13.760%	13.756%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	346	6,736,584.43	13.10%
Delinquent 30-59 Days	70	1,217,431.64	2.37%
Delinquent 60-89 Days	29	410,910.52	0.80%
Delinquent 90 and over	18	302,289.89	0.59%
Loans in Foreclosure	16	628,222.86	1.22%
REO Property	3	119,047.73	0.23%

Totals	482	9,414,487.07	18.30%

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 08/31/02 Determination Date: 09/11/02 Distribution Date: 09/16/02 4

Collateral Information

Accelerated Principal Distribution		293,595.41
Adjusted Mortgage Interest Rate		12.216
Aggregate Beginning Principal Balance of Loans		53,775,791.93
Aggregate Ending Principal Balance of Loans		51,436,444.45
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		1,748.04
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		173.84
Curtailments		69,142.76
Excess and Monthly Payments		179,902.38
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		15,898.09
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		636,573.18
Payments and Reimbursements to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		23,119.81
Payment of Certificate Remittance Amount (Owner Trustee)		0.00
Principal Prepayments (Number / Amount)	90	1,903,571.66
Realized Losses (Current / Cumulative)	186,730.68	28,386,779.10
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,017,194.30
WAC		13.756%
WAM		176.864
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.517%

Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.84%
(ii) Senior Enhancement Percentage		71.31%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.85%
(y) The Cumulative Realized Losses exceeds $28,200,000		28,386,779.10
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.85%
(y) The Cumulative Realized Losses exceed $9,400,000		28,386,779.10
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372